UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 17, 2012

YTB International, Inc.
[Missing Graphic Reference]
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This report amends the current report on Form 8-K filed by YTB International, Inc. (the “Company”) with the Securities and Exchange Commission on December 17, 2012 (the “December 17, 2012 Form 8-K”) to provide additional disclosure under Item 4.02 and to file certain attachments that were unintentionally omitted from the December 17, 2012 Form 8-K.

Item 4.02	Non- Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
The Audit Committee (the “Audit Committee”) of the Company concluded that previously issued financial statements covering the first, second, and third fiscal quarters of 2011 should no longer be relied upon because of an error in such financial statements.

(1)
The Committee concluded on December 17, 2012 that the Statement of Operations, the Balance Sheet, and the Statement of Cash Flows filed with the Company’s Forms 10-Q for the first, second, and third fiscal quarters of 2011 contained an error.

(2)
The error pertained to (A) the asset classification of a $4.3 million note receivable dated March 25, 2011 issued to the Company by Wood River Capital, LLC in connection with the Company’s sale of its office building, and (B) a $3.6 million write down of the carrying value of the office  building.  Neither the note nor the $3.6 million portion of the building should have been classified as assets in the Company’s Forms 10-Q for the first, second, and third fiscal quarters of 2011.

(3)
An authorized officer of the Company has discussed the matters contained within this filing with the Company’s independent accountants for the covered periods. The Company's independent accountants for the covered periods have not performed any sort of review in connection with this filing and therefore have not drawn any conclusions concerning the accuracy of the statements and exhibits included with this filing.

Item 8.01               Other Events

On December 17, 2012, the Company filed with the Division of Corporation Finance (the Division) of the Securities and Exchange Commission the attached responses to a comment letter received by the Company from the Division in May 2012.  This 8K includes a copy of the letter which was modified to a limited extent after the December 17, 2012 filing to further clarify the Company’s accounting position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: January 8, 2013	By:	/s/ Steve Boyd
Name: Steve Boyd
Title: Vice President/Principal Accounting Officer

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